Exhibit 10.38

Sterling Apparel Limited

18-19/F, Win Plaza, 9 Sheung Hei Street

San Po Kong, Kowloon, Hong Kong

December 28, 2023

JP Outfitters, Inc.

5345 Creek Road

Cincinnati, OH 45242

Re: Agreement of Financial Support

Dear Madam/Sir:

We are providing this letter in connection with the unaudited condensed consolidated financial statements of JP Outfitters, Inc. and Subsidiary (the “Company”) as of September 30, 2023 and for the nine months ended September 30, 2023 and 2022. Sterling Apparel Limited (“Sterling”) is the primary supplier of inventories sold by the Company.

As of December 28, 2023, the Company owed Sterling approximately $1.3 million. Further, Sterling will also provide an additional $8.5 million worth of inventories within twelve months from the date the financial statements are issued. Sterling will not enforce its right to collect from the Company any trade payable for inventories supplied and the working capital loans extended until the Company receives its initial public offering proceeds. We also confirm that there will be no disruption to the supply of inventories ordered by the Company.

_________________

Wong Mei Wai Alice

Chief Executive Officer

Sterling Apparel Limited

_________________

Sam Chung

Chief Financial Officer

Sterling Apparel Limited

_________________

Arnold Cohen

President

JP Outfitters, Inc.